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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants of Frigoscandia Holding AB, we hereby consent to the use of our report dated January 28, 1999, included in the Security Capital Group, Incorporated Form 10-K for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our reports.



Stockholm, March 26, 1999
KPMG